Exhibit 99.3

Indigo-Energy, Inc. and HDIMAX, Inc. Announce Completion of Merger

Henderson, Nevada, November 24th, 2014 – Indigo-Energy, Inc. (“Indigo”) (OTC: IDGGD) announced today that on November 21, 2014 it completed a transaction with HDIMAX, Inc. (“HDIMAX”), whereby a wholly owned subsidiary of Indigo merged with and into HDIMAX. HDIMAX is a digital publishing and broadcast company headquartered in Ontario, Canada that focuses on developing content for magazines, publishers, designers, brands and products.

Under the terms of the merger agreement, all of HDIMAX’s outstanding shares of capital stock were exchanged for shares of Indigo Common Stock that represent ninety-four percent (94%) of the outstanding shares of Indigo after giving effect to the transaction.

HDIMAX’s primary business is developing content for magazines, publishers, designers, advertisers and brands. HDIMAX runs several online fashion, lifestyle and news magazines and their websites/social media estimated reach is over 80 million users monthly through its partners. HDIMAX sells advertising (display, native, video ads) on their owned and operated/licensed websites on a cost per impression (CPM) basis.

James C. Walter Sr., Chairman of Indigo, stated, “We are impressed with HDIMAX’s strong record of achievement, both in terms of the quality of its services and its user/social media growth. We are excited about the combined vision and prospects in this partnership going forward.”

Raaj Kapur Brar, Chief Executive Officer and President of HDIMAX, Inc., also heads the Board of Directors of the combined company. Mr. Brar added the following statement: “We are very pleased to align ourselves with Indigo and look forward to creating shareholder value while maintaining our client focus and furthering our mission to inspire and entertain. We plan to continue to build HDIMAX, and believe that this transaction is an important step in that direction.”

About HDIMAX Inc.:

HDIMAX, Inc. is a digital publishing and broadcast company with a strong user growth model resulting in strong projected revenues in the months to come. The company focuses on selling advertising around the content they either produce or license on their owned and operated websites. HDIMAX owns or licenses online fashion, lifestyle magazines including Fashion Style Magazine (www.fashionstylemag.com), The Woman Life (www.thewomanlife.com), The Man Life (www.themanlife.com), Frontline Wire (www.frontlinewire.com), HDIMAX (www.hdimax.com) and South Asian Life (www.southasianlife.com). As having one of the largest engagement websites, HDIMAX helps its clients develop content to reach their online audiences by creating custom native campaigns that simultaneously integrate elements of design, content, and media buying to expand their reach. Their clients range from small businesses, designers, Fortune 500 companies and advertising agencies. HDIMAX focuses content online via partner networks, giving its websites hundreds of millions of impressions daily. More information can be found about HDIMAX at http://media.hdimax.com.

Contact:

Corporate Office 702-463-8528

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FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including, but not limited to, statements regarding Indigo, HDIMAX and their plans, products and related market potential. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “reach,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Indigo’s filings with the Securities and Exchange Commission, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Indigo-Energy, Inc. and HDIMAX undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

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